                                                                   EXHIBIT 10.20

                           SHARE REPURCHASE AGREEMENT

     This SHARE REPURCHASE AGREEMENT (this "Agreement"), dated as of July 27, 2000, is made by and between California Pizza Kitchen, Inc. (the "Company") and Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS").

     WHEREAS, on June 23, 2000, the Board of Directors of the Company approved a recapitalization plan in which the terms of the Company's outstanding Class A Preferred Stock were amended and pursuant to which the Company would repurchase one thousand (1,000) shares of Common Stock, par value $0.01 of the Company (the "BRS Shares") from BRS at a price per share equal to the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the Company's underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO") (such price per share, the "IPO Price").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the parties agree as follows:

     1.    Repurchase of the BRS Shares. Upon the closing of the IPO, the
           ----------------------------
Company shall repurchase, and BRS shall sell, the BRS Shares. The Company shall deliver to BRS, in exchange for the BRS Shares, a cash amount equal to one thousand (1,000) multiplied by the IPO Price.

     2.    Miscellaneous.
           -------------

           a. Counterparts. This Agreement may be executed in two or more
              ------------
counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

           b. Governing Law. The validity, performance, construction and effect
              -------------
of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to principles of conflicts of law.

           c. Further Assurances. Each party shall cooperate with, and take such
              ------------------
action as may be reasonably requested by, another party in order to carry out the provisions and purposes of this Agreement, generally, and the transactions contemplated hereunder.

           d. Headings. The headings in this Agreement are for convenience of
              --------
reference only and shall not constitute a part of the Agreement, nor shall they affect its meaning, construction or effect.

           e. Entire Agreement. This Agreement, sets forth the entire agreement
              ----------------
and understanding among the parties as to the subject matter hereof and merges with and supercedes all prior discussions and understandings of any and every nature among them.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                    CALIFORNIA PIZZA KITCHEN, INC.


                    By:    /s/ Gregory S. Levin
                           --------------------
                           Gregory S. Levin
                           Its:  Vice President, Controller and Assistant
                                 Secretary


                    BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                    By:  BRS PARTNERS, Limited Partnership,
                         Its general partner,

                         By:  BRSE Associates, Inc., Its general partner



                    By:    /s/  Harold O. Rosser
                           ---------------------
                           Harold O. Rosser
                           Its:  Managing Director



                                       2